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                                                                   EXHIBIT 8(d)3

                   AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

                                     AMONG

                       VARIABLE INSURANCE PRODUCTS FUND II,

                       FIDELITY DISTRIBUTORS CORPORATION

                                      AND

                NATIONAL LIFE INSURANCE COMPANY (AS SUCCESSOR TO
                        VERMONT LIFE INSURANCE COMPANY)


THIS AMENDMENT NO. 2 to the Participation Agreement by and among Vermont Life Insurance Company (since merged into National Life Insurance Company), Variable Insurance Products Fund II (the "Fund"), and Fidelity Distributors Corporation (the "Underwriter"), dated April 1, 1990 as amended by Amendment No. 1 to Participation Agreement dated April 28, 1997 (the "Participation Agreement"), and is made and entered into this ____ day of _______, 1998.

1.  Schedule A is hereby further amended to add the following contract forms:

         National Life Contract Form 7461(0398) (Last Survivor Flexible Premium Adjustable Benefit Variable Life Insurance)

2. Pursuant to section 1.6 hereof, the Fund and the Distributor hereby consents to the investment of net amounts available under the variable contracts listed in paragraph 1 above in the following Funds other than the
Fund: The Market Street Fund, Strong Opportunity Fund II, Inc., Strong Variable Insurance Funds, Inc., American Century Investment Management, Inc., Neuberger & Berman Advisers Managers Trust, J. P. Morgan Series Trust II and Goldman Sachs Variable Insurance Trust.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be affixed hereto as of the date specified below.

                                           NATIONAL LIFE INSURANCE COMPANY


                                           by
                                             -----------------------------
                                             Name:
                                             Title:

                                           VARIABLE INSURANCE PRODUCTS FUND II


                                           by
                                             -----------------------------
                                             Name:
                                             Title:

                                           FIDELITY DISTRIBUTORS CORPORATION


                                           by
                                             -----------------------------
                                             Name:
                                             Title: